Distribution Agreement

This Distribution Agreement is made and entered into this day March 1, 2010 by and between Kang Zhi Xin Science and Technology(Shenzhen) Ltd. (hereinafter refers to as "KZX"), a Chinese manufacturing company located at Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, Shen Zhen City, Guangdong Province, PR China, and CIS World, LTD. (hereinafter refers to as "CIS"), a Hong Kong company located at Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong .

WHEREAS, KZX is willing to develop the export business of its products in KZX's trademark and brand name manufactured in China

WHEREAS, and CIS is willing to distribute and sell KZX's products within the region

NOW, THEREFORE, defines on Article 1.taking into account the provisions agreed upon and the promises made by two parties in this agreement, and considering the good and valuable consideration both parties agreed upon, conclude this agreement as follows:

Article 1. Definitions

1. Products: Products referred in this agreement are Continue Ink Supply System and Refillable Cartridges (hereinafter refers to as "CISS") that KZX manufactures and sells in its trademark and brand name.

2. Regions: Regions referred in this agreement are Asia (P.R. China is excluded), Europe, North America, South America. Other regions may be reached to agreements through the mutual written approval at the time if both parties believe it is necessary.

3. Trademark and brand name: trademark and brand name referred in this agreement are TWINS COLOR BABY CISS and A HUNDRED COLOR CISS respectively.

Article 2. Distribution Right

KZX gives CIS the right of import and sell its products in KZX's trademark and brand name within the Regions defined in Article 1. CIS may design and customize KZX's products based on customer's requests or specifications.

Article 3. Referral

1. Referral: KZX shall refer any inquiry related to the Products defined in Article 1 within the Regions to CIS.

Article 4. Prices and Conditions

1. Prices: In general, the cost plus pricing system shall be used by KZX. The prices and terms offered for CIS shall be discussed by KZX and the CIS at the time with terms considering the international trade custom and existing market competition, so as to realize profits for both parties.

2. Every time the both parties make transactions, individual purchase orders and purchase contracts are required.

3. Most-favored provision: KZX claimed that all terms in this agreement is the most-favored provision KZX provided for distributors and manufacturers, if KZX provides more favorable offers to any other distributor or manufacturers concerning the Products, KZX shall inform CIS in written and provide more favorable terms to CIS.

Article 5. Responsibility of KZX

1. KZX agrees to provide samples and updates the product catalogs.

2. Provides the latest catalogs with updated price lists, and keep the distributor update for any price change in future.

Article 6. Responsibilities of CIS

1. For promotion within the Regions and providing service for clients, CIS will maintain an active unit with operational capacity at its own expense.

2. CIS will purchase the products defined in Article 1 from KZX. CIS will take the titles of the products and CIS will incur the physical loss of the products when the products shipped to CIS by KZX.

Article 7. Relation between both Parties:

During the period of this agreement, KZX and CIS are independent entities, the relation between KZX and CIS is purely the relation between the buyer and the seller. There shall be no any other transactions between two parties. Either party can't on behalf of another party to the third party, nor can sign any agreement on behalf of another party.

Article 8. Use of Name of KZX

1. For business purpose, CIS shall use Trademark and Brand Name of KZX, and shall specify as distributor for the Products within the Regions.

Article 9. Terms

This agreement shall be effective on March 1, 2010. The term of this agreement shall be expired on December 10, 2011. On or before December 10, 2011, both parties may agree to renew Agreement with the same terms and same conditions. If two parties can't agree to re-sign this agreement, except that any party terminates this agreement in written 90 days before the expiration of this agreement, this Agreement shall be deemed to be extended for one year, under the same conditions under this agreement. In case of the following circumstances and conditions, the Agreement shall be the terminated:

1. If any party violates the substantive acts of this Agreement, the other party notice in writing, described such breach, and that unless the party to such breach in accordance with the provisions of this section to be corrected, otherwise the other party in accordance with the provisions of this section to terminate this agreement. If the notice within 90 days after the issue has yet to be corrected, then this Agreement in accordance with the fact that in the 90-day period shall be terminated at the end, OR

2. If any party under the law of bankruptcy or Bankruptcy relief law agrees to introduce a bankruptcy petition or other application for relief, or adjudged bankrupt, or the dissolution or liquidation, or any creditor, or the designated administrator of the industry or similar personnel, in any of the above circumstances, the other party may at any time by notice in writing to terminate this agreement immediately, OR

3. In case the provisions of this Agreement by reason of a force majeure, resulting in an agreement party in more than 90 days after the deadline can not meet its obligations, then the other party may at any time by notice in writing to terminate this agreement immediately.

Article 10. Termination of Agreement

One party may terminate this Agreement upon written notice to other party at any time. Upon termination, all accounts payable dues under this Agreement shall become immediately due and payable.

Article 11. Warranty

1. KZX ensures CIS that all Products are conform to standards within the Regions, to

be sold, and for the purpose of sale. KZX ensures CIS that Products meet quality standards in the raw materials and manufacturing processes.

2. KZX shall provide limited manufacturing warranty for the products sold to CIS for 14 days. Within 14 days, CIS may return the products after CIS receive the products.

Article 12. General Clause

1. Force majeure clause

If either Party at this agreement experiences an incident out of strength so as to be disable to perform this agreement in whole or in any part of obligation under this agreement, can release its responsibility in the following range. Such as fire, floods, tsunami, earthquake, striking by lightning, typhoon, whirlwind, epidemic disease, exploding, mechanical accident, war, rebellion, punishing, laborer's dispute or policy action of government or other reason that really the impersonal force can be resisted. But the party should get the written notice of force majeure reason made by the government or relevant organizations and send to another Party At the quickest speed until another party should inform to confirm receiving.

2. Transfer

On this agreement, before another Party Agrees clearly in a writing form, any transfer of either party which involves right and obligation of this agreement stipulates is invalid.

3. Business Secret

In the period of the agreement validity and two year after expired, either party of this agreement shouldn't let out the business secret between both parties to the other person, if lead to the fact therefrom that the interests of another Party Are lost, another party has right of demanding the economic responsibility of the party which lets out business secret.

4. Notices

Any notice to be served on either of the parties by the other shall be sent by prepaid recorded delivery or registered post and shall be deemed to have been received by the addressee within 15 days of posting. Documents of such formal post shall be deemed sufficient proof of formal notice. The notices shall be sent to the parties as follows:

For KZX:

Fourth Industrial Parks of Rich Bridge, Fuyong Neighbourhood Bridgehead Community, B3 East Third Layer, Bao An District, Shen Zhen City, Guangdong Province, PR China

For CIS:

Flat C, 2F., Eastern Street, Sai Ying Pun, Hong Kong.

5. Applicable laws and terms of trade

The establishment, validity, construction and performance of this agreement should be under the laws of the Hong Kong and P.R.China. This agreement shall be subject to the terms and interpretation of provisions of the latest revision of INCOTERMS.

6. Arbitration

The provisions of this Agreement are an integral part of, can not be separated from the entry into force, and can not be alone. On the effectiveness of this Agreement and the scope of the arbitration clause of the dispute should be resolved by the Court. But if such a dispute has been raised in the courts and the court decision, the loser should be the delivery of all costs, including reasonable counsel in favor of public funds. All other dispute or disagreement from the agreement or on the agreement, or breach of this agreement, through good faith negotiations the two parties failed to reach a settlement should be in accordance with the Commercial Arbitration Association of the P.R.China or Hong Kong and seek the final solution through arbitration in some place. The arbitrator's decision should be regarded as the final award, the both parties to the agreement binding.

7. Severability

Within the provisions of this Agreement shall be deemed to be divided, any of the terms of this Agreement invalid and should not affect the remaining provisions of this Agreement effective.

8. Reserved right

Any party of this agreement at any time not to insist on the implementation of the other party of any provision of this Agreement should not constitute a waiver of the terms or give up after the implementation of the terms of adhering to the other party's rights.

9. The official version

The official text of the agreement should be written in English, the interpretation of this Agreement, the provisions should be based on the ordinary meaning of the English shall prevail.

10. Titles

The titles of the provisions of this Agreement, are only for ease of reference and do not limit or affect any terms of the content.

11. All agreements

The agreement includes an agreement and understanding between the two parties on the theme of this entire agreement, and replaced before the two parties on the subject of this Agreement in writing or orally to any discussion of the nature of the agreements reached and understanding. In addition to this agreement expressly provided, other the subject of this Agreement relating to any conditions, definitions, warranties or representations not are binding on both parties.

With regard to any correction, modification, replacement or change of this Agreement, should be presented in writing form and shall record with the agreement by both parties to the agreement of the officer or duly authorized representatives.

For demonstration purposes, this Agreement made in duplicate, in the date of this Agreement by the parties or the duly authorized representatives.

This is to certify that, both parties agree to the above provisions to their respective signatures duly authorized representatives of the following as evidence.

CIS World, Ltd.

For and on behalf of
CIS World Limited

By: Lijun Wu

Date: 03/01/2010

Authorized Signature(s)

Kang Zhi Xin Science and Technology(Shenzhen) Ltd.

By: Liheng Wu

Date: 03/01/2010

康之斯科技(深圳)有限公司